Oppenheimer Quest Global Value Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  12/28/90          0.1180000      0.0000000           10.460
  01/14/91          0.0080000      0.0000000           10.050
  12/18/92          0.0000000      0.8110000           11.630
  12/31/92          0.0920000      0.0000000           11.450
  08/13/93          0.0270000      0.0890000           13.530
  12/13/93          0.0000000      0.4935000           13.610
  12/05/94          0.0000000      1.2281000           12.970
  12/27/95          0.1309900      1.2377000           14.260



Class B Shares
  12/13/93          0.0000000      0.4935000           13.600
  12/05/94          0.0000000      1.2281000           12.870
  12/27/95          0.0694200      1.2377000           14.130

Class C Shares
  12/13/93          0.0000000      0.4935000           13.600
  12/05/94          0.0000000      1.2281000           12.860
  12/27/95          0.0554600      1.2377000           14.100



Oppenheimer Quest Global Value Fund
Page 2


1. Average Annual Total Returns for the Periods Ended 11/30/96:

   The formula for calculating average annual total return is as follows:

           1                     ERV n
   --------------- = n           (---) - 1 = average annual total return
   number of years                P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                          Five Year

  $1,098.99 1                       $1,866.80 .2
 (---------) - 1 =  9.90%          (---------)   - 1 = 13.30%
    $1,000                            $1,000


  Inception

  $1,763.95 .1560
 (---------) - 1 =  9.26%
    $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 2.00% for the inception year:

  One Year                          Inception

  $1,110.33 1                       $1,445.67 .3080
 (---------) - 1 = 11.03%          (---------)   - 1 = 12.02%
    $1,000                            $1,000



Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                          Inception

  $1,150.39 1                       $1,462.01 .3080
 (---------) - 1 = 15.04%          (---------)   - 1 = 12.41%
    $1,000                            $1,000




Oppenheimer Quest Global Value Fund
Page 3


1. Average Annual Total Returns for the Periods Ended 11/30/96 (Continued):


Examples at NAV:

Class A Shares

  One Year                          Five Year

  $1,166.03 1                       $1,980.75 .2
 (---------) - 1 = 16.60%          (---------)   - 1 = 14.65%
    $1,000                            $1,000



  Inception

  $1,871.63 .1560
 (---------) - 1 = 10.27%
    $1,000



Class B Shares

  One Year                          Inception

  $1,160.33 1                       $1,465.67 .3080
 (---------) - 1 = 16.03%          (---------)   - 1 = 12.49%
    $1,000                            $1,000



Class C Shares

  One Year                          Inception

  $1,160.40 1                       $1,462.01 .3080
 (---------) - 1 = 16.04%          (---------)   - 1 = 12.41%
    $1,000                            $1,000




Oppenheimer Quest Global Value Fund
Page 4


2.  Cumulative Total Returns for the Periods Ended 11/30/96:


    The formula for calculating cumulative total return is as follows:

     ERV - P
     ------- = Cumulative Total Return
        P


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

  One Year                         Five Year

  $1,098.99 - $1,000                                     $1,866.80 - $1,000
  ------------------  =  9.90%     ------------------  = 86.68%
        $1,000                           $1,000


  Inception

  $1,763.95 - $1,000
  ------------------  = 76.40%
        $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the first year, and 2.00% for the inception year:

  One Year                         Inception

  $1,110.33 - $1,000                                     $1,445.67 - $1,000
  ------------------  = 11.03%     ------------------  = 44.57%
        $1,000                           $1,000



Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

  One Year                         Inception

  $1,150.39 - $1,000                                     $1,462.01 - $1,000
  ------------------  = 15.04%     ------------------  = 46.20%
        $1,000                           $1,000


Oppenheimer Quest Global Value Fund
Page 5


2.  Cumulative Total Returns for the Periods Ended 11/30/96 (Continued):


Examples at NAV:

Class A Shares

  One Year                         Five Year

  $1,166.03 - $1,000                                     $1,980.75 - $1,000
  ------------------  = 16.60%     ------------------  = 98.08%
        $1,000                           $1,000



  Inception

  $1,871.63 - $1,000
  ------------------  = 87.16%
        $1,000



Class B Shares

  One Year                         Inception

  $1,160.33 - $1,000                                     $1,465.67 - $1,000
  ------------------  = 16.03%     ------------------  = 46.57%
        $1,000                           $1,000



Class C Shares

  One Year                         Inception

  $1,160.40 - $1,000                                     $1,462.01 - $1,000
  ------------------  = 16.04%     ------------------  = 46.20%
        $1,000                           $1,000